UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2026
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.
On August 17, 2026, Carter Bankshares, Inc. (the “Company”) and its wholly-owned subsidiary, Carter Bank & Trust (the “Bank”), announced that the lawsuit filed against the Company and the Bank (along with certain other unaffiliated persons and entities) in the Circuit Court of Greenbrier County, West Virginia, by James C. Justice, II, his son James C. Justice, III, his daughter Jillean L. Justice, and various related entities that he and/or they own or in which they have an investment (collectively, the “Justice Parties”), has been voluntarily dismissed with prejudice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: August 17, 2026	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer
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